Exhibit 99.1
AXT, Inc. Third Quarter 2019 Results
October 30, 2019
Page 1 of 5

AXT, Inc. Announces Third Quarter 2019 Financial Results

FREMONT, Calif., October 30, 2019 – AXT, Inc. (NasdaqGS: AXTI), a leading  material science company manufacturing single crystal compound semiconductor substrates, today reported financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Results

Revenue for the third quarter of 2019 was $19.8 million, compared with $24.8 million in the second quarter of 2019 and $28.6 million for the third quarter of 2018.

Gross margin was 29.0 percent of revenue for the third quarter of 2019, compared with 34.3 percent of revenue in the second quarter of 2019 and 37.1 percent for the third quarter of 2018.

Operating expenses were $6.2 million in the third quarter of 2019, compared with $6.2 million in the second quarter of 2019 and $6.3 million for the third quarter of 2018.

Income/loss from operations for the third quarter of 2019 was a loss of $0.5 million, compared with an operating profit of $2.3 million in the second quarter of 2019 and an operating profit of $4.3 million for the third quarter of 2018.

Interest income, net for the third quarter of 2019 included interest income of $41,000, a net loss of $0.2 million from the partially owned companies in AXT’s supply chain accounted for under the equity method and a foreign exchange gain and other income totaling $0.2 million.

Income tax expense in the third quarter of 2019 was $23,000, compared with income tax expense of $0.6 million in the second quarter of 2019 and income tax expense of $0.4 million for the third quarter of 2018.

Net loss in the third quarter of 2019 was $0.9 million, or $0.02 per basic share, compared with a net income of $1.5 million or $0.04 per diluted share in the second quarter of 2019 and net income of $3.9 million or $0.10 per diluted share for the third quarter of 2018.

AXT, Inc. Third Quarter 2019 Results
October 30, 2019

Management Qualitative Comments

“Q3 was a difficult quarter in a challenging market environment,” said Morris Young, chief executive officer. “But despite the near-term market softness, we are confident that the underlying technology trends fueling the applications that drive our success are intact. In the meantime, we are taking the opportunity to effectively execute our relocation, and are pleased to have met significant milestones with permitting and volume-production readiness. These will allow us to support the expected customer volume ramp over the coming quarters, as well as new business opportunities when the demand environment strengthens.”

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (844) 892-6598 (passcode 5191303). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (855) 859-2056 (passcode 5191303) until November 5, 2019. Financial and statistical information to be discussed in the call will be available on the company's website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company's Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge) through its manufacturing facilities in Beijing, China.   AXT’s worldwide headquarters are in Fremont, California where the company maintains its sales, administration and customer service functions.  The company’s substrate products are used primarily in lighting display applications, wireless communications, fiber optic communications and solar cell applications. Its vertical gradient freeze (VGF) process technology for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and, as part of its supply chain strategy, has partial ownership in ten companies in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the market demand for our products, our growth prospects and opportunities for continued business expansion, our market opportunity, our relocation and our expectations with respect to our business prospects and financial results. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those

AXT, Inc. Third Quarter 2019 Results
October 30, 2019

expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines; possible factory shutdowns as a result of air pollution in China; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. Third Quarter 2019 Results
October 30, 2019

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Revenue	$19,841	$28,626	$64,846	$80,165
Cost of revenue	14,082	18,012	43,886	48,968
Gross profit	5,759	10,614	20,960	31,197
Operating expenses:
Selling, general and administrative	4,755	4,615	14,247	13,824
Research and development	1,482	1,668	4,227	4,588
Total operating expenses	6,237	6,283	18,474	18,412
Income (loss) from operations	(478)	4,331	2,486	12,785
Interest income, net	41	133	215	414
Equity in income (loss) of unconsolidated joint ventures	(204)	6	(1,650)	(21)
Other income (expense), net	169	87	(55)	(179)
Income (loss) before provision for income taxes	(472)	4,557	996	12,999
Provision for income taxes	23	410	776	1,111
Net income (loss)	(495)	4,147	220	11,888
Less: Net income attributable to noncontrolling interests	(403)	(208)	(771)	(1,173)
Net income (loss) attributable to AXT, Inc.	$(898)	$3,939	$(551)	$10,715
Net income (loss) attributable to AXT, Inc. per common share:
Basic	$(0.02)	$0.10	$(0.02)	$0.27
Diluted	$(0.02)	$0.10	$(0.02)	$0.26
Weighted-average number of common shares outstanding:
Basic	39,466	39,008	39,438	39,000
Diluted	39,466	40,331	39,438	40,320

AXT, Inc. Third Quarter 2019 Results
October 30, 2019

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30,	December 31,
	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$27,837	$16,526
Short-term investments	6,116	22,129
Accounts receivable, net	17,450	19,586
Inventories	49,071	58,571
Prepaid expenses and other current assets	8,249	11,728
Total current assets	108,723	128,540
Long-term investments	4,519	717
Property, plant and equipment, net	89,680	82,280
Operating lease right-of-use assets	2,981	—
Other assets	11,807	11,987
Total assets	$217,710	$223,524
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,147	$13,338
Accrued liabilities	9,432	15,371
Bank loan	5,609	—
Total current liabilities	23,188	28,709
Noncurrent operating lease liabilities	2,744	—
Other long-term liabilities	324	283
Total liabilities	26,256	28,992

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	40	40
Additional paid-in capital	236,320	234,418
Accumulated deficit	(45,734)	(45,183)
Accumulated other comprehensive loss	(7,240)	(1,972)
Total AXT, Inc. stockholders’ equity	186,918	190,835
Noncontrolling interests	4,536	3,697
Total stockholders’ equity	191,454	194,532
Total liabilities and stockholders’ equity	$217,710	$223,524